UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2011

AVI BioPharma, Inc.

(Exact name of registrant as specified in its charter)

Oregon	001-14895	93-0797222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3450 Monte Villa Parkway, Suite 101

Bothell, WA 98021

(Address of principal executive offices, including zip code)

(425) 354-5038

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On December 9, 2011, AVI BioPharma, Inc. (the “Company”) commenced a restructuring of the Company’s workforce, resulting in a reduction in force of approximately 28%, or 35 of 127 employees, across all functions within the organization.

The Company took these steps in order to streamline the organization’s infrastructure, lower overall expenses and concentrate its resources on the development of eteplirsen, its lead product candidate for the treatment of Duchenne muscular dystrophy, and AVI-6002 and AVI-6003, its lead product candidates for the treatment of the Ebola and Marburg viruses, respectively. The Company expects to substantially complete its restructuring plan by year-end with the last affected employees terminating employment with the Company no later than January 2012.

The Company expects to incur cash expenditures of approximately $1.3 million for one-time employee termination costs, including approximately $0.8 million of contractually-owed severance payments for certain departing executives. The Company expects these cash expenditures will be paid through July 2012. The estimates of costs and the timing thereof are subject to a number of assumptions and actual results may differ.

As part of the restructuring, two of the Company’s senior vice presidents, Dr. Dwight Weller and Dr. Ryszard Kole, will be transitioning to external senior advisory roles. In connection with the transition, the Company anticipates entering into customary separation and consulting agreements with Drs. Weller and Kole. While the details of these agreements are being finalized, the Company expects that the consultancies will have initial terms of six months, which may be mutually extended by the parties, and provide for customary cash compensation. Additionally, the separation agreements contemplate that certain unvested shares underlying existing option grants to Drs. Weller and Kole may be accelerated and the post-termination exercise period extended until December 31, 2012. The final number of shares which may be accelerated and the length of any extension of the exercise period are subject to finalization by the parties. Depending on the final parameters of any acceleration and/or post-termination exercise period extension, the Company expects to record a non-cash compensation charge of up to $0.5 million.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are identified by such words as “believe,” “expect,” “anticipate” and words of similar import and are based on current expectations that involve risks and uncertainties, such as the Company’s plans, objectives, expectations and intentions. All statements other than historical or current facts are forward-looking statements, including, without limitation, statements about the reduction in force, including the expected timing until completion, magnitude of cash expenditures and anticipated cost savings, and the terms and conditions, and accounting impact, of any agreements with departing executives. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. These statements, like all statements in this report, speak only as of their date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVI BioPharma, Inc.

By:	/s/ Christopher Garabedian
Christopher Garabedian
President and Chief Executive Officer

Date: December 13, 2011